THIRD QUARTER 2020 COBBLESTONE PLAZA – MIAMI MSA 888 577 5600 kiterealty.com

KITE REALTY GROUP SNAPSHOT

KITE

KRG QUICK FACTS	
Number of Operating Retail Properties	**82**
Total Retail GLA (SF)	**16.1M**
Operating Portfolio Percent Leased	**93.3%**
Annualized Base Rent (ABR) Per SF	**$18.00**
% of ABR from assets with a grocery component	**74%**
Equity Market Cap[1]	**$1.0B**
Enterprise Value[1]	**$2.1B**
Net Debt to EBITDA[2]	**6.9x**
Moody's / S&P Ratings	**Baa3 / BBB-**

WHY KRG?

- High-quality portfolio with diverse tenant base
- Southern US (aka "Warmer & Cheaper") focus to take advantage of current and projected demographic trends
- Strong balance sheet with a substantial amount of available liquidity
- Experienced, disciplined team focused on operational excellence and value creation
- Community-oriented shopping centers with 57% of ABR from community centers[3]
- Cash on hand and available liquidity is equal to ~60% of equity market cap
- $11.40 stock price implies a 28% drop in NOI[4]

Note: Unless otherwise indicated, the source of all Company data is publicly available information that has been filed with the Securities and Exchange Commission as of September 30, 2020.
1. As of 10/26/2020.
2. Net debt to EBITDA is calculated by annualizing most recent quarter EBITDA.
3. Definition per Green Street Advisors.
4. Assumes analyst consensus cap rate of 6.8% and annualized 4Q 2019 NOI.

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Third Quarter 2020 Investor Presentation | 2

Q3 2020 FFO per share was $0.30. FFO per share was negatively impacted primarily due to bad debt and interest expense on the outstanding balance on the line of credit. Q3 2020 Same Property NOI was 6.9% lower year-over-year driven by the negative impacts of COVID-19. At quarter end, cash on hand was approximately $129M with $50M drawn on company’s $600M line of credit. No debt maturities until 2022 and existing liquidity exceeds debt obligations through 2025. Executed 78 new and renewal leases representing over 457,000 square feet with blended cash and GAAP rent spreads on comparable leases of 6.3% and 14.7%, respectively. KRG’s tenant base is comprised of 68% national tenants and 74% of ABR comes from centers with a grocery component. Collected 92% of Q3 billings and affirmatively deferred another 2%. Collected 91% of October billings. 1. As of 10/26/2020 © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 3

• Historically the market determined “better” real estate through higher ABR, Super ZIPs and higher TAP scores • These metrics don’t tell the whole story though, as evidenced by: – Research over the past decade shows rent growth in gateway markets is only marginally higher than other markets1 – Portfolios with high ABR have not necessarily had higher collection rates on rents during the COVID-19 crisis • Higher collection rates is one indicator of which real estate is truly valuable to retailers • KRG has been improving asset quality for 15 years and, unfortunately, it took a pandemic to show the impact – Project Focus, completed in 2019, improved the portfolio, removed weaker assets and reduced exposure to at-risk tenants – KRG collections have been strong, implying key locations to retailers • Location matters and we believe the migration to the South and West is accelerating 1. Green Street, “If You’re Not First, You’re Not Far Behind” – July 8, 2020. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 5

% Portfolio Open % Portfolio Closed % Portfolio Open % Portfolio Closed Total 51% Total 97% Grocery / Drug 100% Grocery / Drug 100% Pet Stores 99% Pet Stores 100% Hardware / Auto 98% Hardware / Auto 100% Other Essential 96% Other Essential 100% Banks 86% 14% Banks 96% Quick Service Restaurants 80% 20% Quick Service Restaurants 95% Full Service Restaurants 25% Full Service Restaurants 91% Office / Communication 64% 36% Office / Communication 94% Medical 60% 40% Medical 100% Sporting Gooods 54% 46% Sporting Gooods 100% Other Non-Essential 43% 57% Other Non-Essential 90% Professional Service 28% 72% Professional Service 97% Soft Goods 27% 73% Soft Goods 99% Personal Service 15% 85% Personal Service 99% Discount Retailers 14% 86% Discount Retailers 100% Fitness 95% Fitness 86% 14% Theatres 100% Theatres 69% 31% % Portfolio Open % Portfolio Closed % Portfolio Open % Portfolio Closed Total 51% 49% Total 97% Essential 86% 14% Essential 99% Restaurants 78% 22% Restaurants 93% Other Retail / Services 23% 77% Other Retail / Services 96% Note: Essential retail is defined on page 30 of this presentation. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 6

Cash Rent Collections, 92% Still In Pursuit, 1% Bad Debt, 5% Affirmatively Deferred Rent, 2% © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 7

% Rent Received % Rent Outstanding Total 92% Grocery / Drug 100% Hardware / Auto 100% Other Essential 98% Pet Stores 99% Banks 100% Full Service Restaurants 87% 13% Quick Service Restaurants 89% 11% Medical 98% Office / Communication 99% Professional Service 97% Other Non-Essential 90% 10% Soft Goods 92% 8% Discount Retailers 93% 7% Sporting Goods 98% Personal Service 91% 9% Fitness 57% 43% Theatres 69% 31% % Rent Received % Rent Outstanding Total 92% 8% Essential 99% Restaurants 87% 13% Other Retail / Services 89% 11% Note: Essential retail is defined on page 30 of this presentation. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 8

Number of Retail Operating Properties 23 105 82 Average GLA (square feet) 140k 144k 140k ABR PSF $14.64 $16.84 $18.00 +7% Population1 61,700 65,600 76,000 +16% Est. Annual Population Growth1 (’19-’24) 1.0% 1.4% 1.7% +21% Average HH Income1 $71,800 $88,700 $97,100 +9% Households1 21,900 25,500 29,300 +15% % of College Graduates1 32% 38% 41% +8% % of ABR with Grocer 68% 72% 74% +2% % of ABR in Top 50 MSAs 41% 66% 73% +11% Average 2014 – 2019 NOI CAGR 1.1% 2.4% 2.6% +8% Note: Portfolio stats are based on the retail operating portfolio. 1. Demographic stats are based on a 3-mile radius. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 9

2004 – IPO 2015 – Merger Today # of Operating 30 110 82 Retail Properties # of States 9 20 16 # of Markets 16 52 33 South and West ABR 57% 76% 77% Top Region (% of ABR) South 52% South 63% South 62% Top State (% of ABR) FL 27% FL 28% FL 27% Top MSA (% of ABR) Indianapolis 23% Indianapolis 9% Las Vegas 11% ABR $10.57 $15.22 $18.00 Top Tenant (% of ABR) Marsh 3.2% Publix 3.4% Publix 2.5% Net-debt-to-EBITDA1 13.2x 7.0x 6.9x Note: Based on retail operating portfolio in supplemental disclosures for YE 2004, 2015, and Q3 2020. 1. Net debt to EBITDA is calculated by annualizing most recent quarter EBITDA. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 10

$, millions • Balance Sheet Strength Est. Capital Flows Through 2022 – $129M of cash on hand $600 – $50M drawn on KRG’s revolving Cash On credit facility $500 Hand $129 – $578M of available liquidity – NDE = 6.9x1 with no outstanding $400 Net Liquidity preferred shares $382 • Limited Capital Needs $300 Availability on – 2020 and 2021 debt maturities = $0 Revolving – Outstanding big box spend = $3.7M $200 Credity Facility $449 • Prudent development spend Debt $100 Maturities – Eddy Street Phase II remaining $181 Remaining spend = $2.7M Redev – Glendale apartments = $1.2M $0 Spend $15 2 – Eddy Street Phase III = $7.2M Sources of Cash Uses of Cash • Current available liquidity is equal to ~60% of equity market cap Moody’s Baa3 S&P BBB- 1. Net debt to EBITDA is calculated by annualizing most recent quarter EBITDA. 2. Remaining redevelopment spend includes developments and big box spend. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 11

• Market is currently assuming there is drastic and permanent NOI erosion AND cap rate expansion 6.25% 6.50% 6.75% 7.00% 7.25% • Based on a stock price of $11.40: – Assuming zero NOI erosion from 20191, 5.0% $21.88 $20.54 $19.30 $18.15 $17.08 implied cap rate = ~9.4% 7.5% $20.96 $19.66 $18.45 $17.33 $16.29 – Assuming pre-COVID consensus cap rate 10.0% $20.05 $18.78 $17.60 $16.51 $15.50 of 6.80%, implied permanent NOI dislocation = ~28% 12.5% $19.13 $17.90 $16.76 $15.70 $14.71 – Disconnect between implied dislocation 15.0% $18.21 $17.02 $15.91 $14.88 $13.92 and actual rent collection • 10-year Treasury rates pre-COVID were ~1.8% vs. ~0.8% today, a 100bps reduction in return 6.25% 6.50% 6.75% 7.00% 7.25% – Historically, when debt markets stabilize, debt spreads, and in turn cap rates, adjust 5.0% 92% 80% 69% 59% 50% to similar return spreads above the 10-yr 7.5% 84% 72% 62% 52% 43% 10.0% 76% 65% 54% 45% 36% • Market is ignoring KRG’s significant 12.5% 68% 57% 47% 38% 29% portfolio transformation and top-tier 15.0% 60% 49% 40% 31% 22% balance sheet and liquidity profile 1. Assumes annualized Q4 2019 NOI as run-rate NOI. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 12

While we are not out of the woods yet, KRG is on solid footing and able to move forward • Project Focus resulted in a more optimal portfolio and a strong balance sheet, allowing KRG to weather the COVID storm and now focus on the future – Sold the most troubled centers, not only keeping the best centers, but also the best tenants – Conserved cash prior to 2020 due to being late in the cycle and a potential volatile election year • Well positioned to address any COVID-related dislocation – KRG ended 2019 with the highest shop space occupancy in the sector at 92.5% – Success with the Big Box Surge shows a track record of backfilling anchor boxes at solid returns • KRG property type lends itself well to retailers’ current needs – BOPIS and curbside pick-up are here to stay and will continue to drive brick-and-mortar sales – Will benefit from expected tenant demand for open-air space • Limited redevelopment opportunities to continually strengthen portfolio – Pursuing select redevelopments that will deliver appropriate risk-adjusted returns © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 14

DISLOCATION = OPPORTUNITY

KITE

VACANCY BACKFILL ALREADY UNDERWAY

- KRG entered 2020 in a very strong occupancy position with a KRG record level of shop space occupancy and sector leading 92.5% and only 6 vacant anchors
- COVID-19 has created large retailer disruption leading to the bankruptcy and/or dislocation of tenants
- 16 different KRG tenants declared bankruptcy in 2020, representing 5.4% of ABR and 714k square feet
  - 65% of the bankruptcy dislocation, shown on the next slide, has been addressed or is in discussions
- Bankruptcies are expected to increase vacant anchor boxes to 20, 8 of which already have leases or LOIs
  - The Big Box Surge success demonstrates a track record of turning disruption into an opportunity

BIG BOX SURGE – PREVIOUS SUCCESS

# of Leases Signed	22
# of Different Tenants Signed	17
Square Feet of New Leases	561k
Total Expected Cost	$36M
Return on Capital	~17%
Comparable Cash Lease Spread[1]	~21%
Comparable GAAP Lease Spread[1]	~38%

Note: Represents KRG's retail operating portfolio as of September 30, 2020.
1. Includes 16 of 22 leases.

Q4 2019 SMALL SHOP LEASED % VS. PEER GROUP


93.0%
91.0%
89.0%
87.0%
85.0%
83.0%
81.0%
KRG
REG
WRI
RPAI
KIM
RPT
FRT
SITC
BRX
UE
AKR

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Third Quarter 2020 Investor Presentation | 15

MANAGEABLE IMPACT FROM BK TENANTS

KITE

65% + of dislocated ABR related to bankruptcies has already been addressed / in process

	TENANT	QUARTER FILED	% OF ABR[1]	SQUARE FEET	SPACES IMPACTED[1]	SPACES ASSUMED / LEASED[2]	SPACES LIKELY ASSUMED / @ LOI[3]
1	New York Sports Club	Q3	1.1%	111,566	3	0	3
2	Stein Mart	Q3	0.8%	238,800	7	0	0
3	It's Sugar	Q3	0.1%	3,459	2	0	1
4	Ruby Tuesday	Q3	0.1%	4,730	1	0	1
5	Ascena	Q2	0.7%	64,261	13	0	8
6	Tailored Brands	Q2	0.6%	73,903	7	0	7
7	24 Hour Fitness	Q2	0.6%	44,619	1	0	1
8	GNC	Q2	0.2%	19,378	13	11	0
9	Tuesday Morning	Q2	0.1%	22,560	2	0	2
10	J Crew	Q2	0.1%	6,019	1	1	0
11	Hair Cuttery	Q2	0.1%	5,880	5	3	0
12	Earth Fare	Q1	0.3%	51,072	2	1	0
13	Pier 1 Imports	Q1	0.3%	36,935	4	0	0
14	AC Moore	Q1	0.1%	20,940	1	0	0
15	Bar Louie	Q1	0.1%	5,498	1	1	0
16	Destination Maternity	Q1	0.1%	4,539	1	0	0
	TOTALS		**5.4%**	**714,159**	**64**	**17**	**23**

BANKRUPTCY INVENTORY


5%
4%
3%
2%
1%
0%
To Be Backfilled, 1.7%
Neg. LOI / In Discussion, 0.9%
Likely to Assume, 2.1%
Executed Lease, 0.3%
Assumed, 0.4%
% of ABR

1. KRG's exposure in number of locations and percentage of ABR shown prior to when the tenant filed bankruptcy.
2. Includes spaces assumed by tenants coming out of bankruptcy and spaces with an executed lease.
3. Assumptions are made upon internal and external counsel's opinion on the ongoing bankruptcy process. Assumptions and projections are subject to change given the ongoing bankruptcy process.

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Third Quarter 2020 Investor Presentation | 16

OMNICHANNEL CONTINUES TO PROVE ITSELF

KITE

STORES ACTING AS COMMERCE HUBS FOR IN-STORE SALES, BOPIS AND FULFILLMENT CENTERS

Retailer			Retailer
target	Same-day services grew 270% outpacing overall digital growth[1]	Curbside pickup at ~3,450 locations and same-day delivery from ~2,730 stores[1]	Walmart
Lowe's	Comp sales were up 35.1% in 2Q[1]	Greater than 60% of online orders picked up in store[1]	The Home Depot
Dick's Sporting Goods	Greater than 75% of online sales were fulfilled in the store[1]	Have physical pickup in locations that reaches 85% of US population within a 5-mile radius[1]	Best Buy
Bed Bath & Beyond	BOPIS + Curbside Pickup + Ship from Store = 36% of digital orders in the quarter[1]	Plan to grow current store base of ~1,000 stores to 2,500 stores[1]	five BELOW
Office Depot	Retail division saw a 152% increase in BOPIS in Q2[1]	Partnered with DoorDash to offer same-day delivery from stores[1]	PetSmart

1) Source: Company's most recent quarterly filing.

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Third Quarter 2020 Investor Presentation | 17

• 44% of ABR is deemed essential • 41% of ABR service-oriented tenants offer necessary daily trips post- COVID • 15% of ABR from primarily full service restaurants creates additional traffic • Essential shadow anchors Target and Bank of America drive daily trips Sufficient access points to the shopping center to ensure quick and convenient trips Dynamic parking field allows for easy entrance or pick-up Indicate parking spots reserved for BOPIS capabilities and signage © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 18

• Open-air assets are thriving in their convenient and affordable nature for retailers • 14 relocations to open-air centers • Conveniently located and easily accessible parking • All 14 had lower costs fields that satisfy BOPIS / curbside pick up • 13 of 14 had increased sales methods • One relocation to KRG’s portfolio • 30% lower gross rent charges • Significantly lower operating costs equal much • Sales expected increase to $1.27M from lower total costs to retailers $977k in other location – Other property types operating costs can range from All leases occurred pre-COVID $20 - $70 psf – Shopping center operating costs can range from $5 - $15 psf • Retailers typically reimburse real estate owners their share of common area maintenance (“CAM” charges) – Lower operating costs equate to retailer savings © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 19

• 267 multi-family units on an under- utilized parking field through a JV with a 3rd party developer. • KRG’s contribution to the venture was primarily fulfilled by contributing the land, thereby providing KRG a JV interest with minimal capital spend. Cost $38.4M KRG Ownership % 12% KRG Capital Required $1.2M Est. Project Cash Yield 7.0% - 8.0% Est. Incremental NOI @ share $0.3M © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 20

• Partnered with the University of Notre Dame to Cost $7.5M complete the Eddy Street development master plan by KRG Ownership % 100% creating a book-end to the project anchored by a specialty grocer. KRG Capital Required $7.5M Est. Project Cash Yield 8.5% - 9.5% • The project will contain a 13k square foot specialty grocer, 6k square foot of shop space and 28 for-sale Est. Incremental NOI @ share $0.5M townhomes. © 2020 Kite• Realty Group Third Quarter 2020 Investor Presentation | 21

OWN IN THE MIGRATION, NOT THE EXODUS

KITE

MARKET THESIS BASED ON CURRENT AND FUTURE MIGRATION TRENDS IN THE US

- The US is currently experiencing a migration shift to the Southern / Western US for a variety of reasons (cost of living, lifestyle, taxes, etc.)

- No state income taxes in Florida, Texas, Nevada, and Tennessee is influencing migration from high income tax states like New York, California, Illinois, Connecticut, and New Jersey

- From 2010 – 2018 cumulative net change in AGI demonstrated the exodus from high cost of living states into lower cost of living states
  - Florida had the largest AGI increase (20.3%) and Nevada had the third largest increase (15.7%)
  - New Jersey, Connecticut, New York and Illinois were 4 of the bottom 5 in terms of AGI reduction

- In 2019, Arizona, Florida and North Carolina were in the top 10 states for inbound moves
  - States listed in the bottom 10 were New Jersey, Illinois, New York, Connecticut and California

- It remains to be seen if permanent, but COVID has also contributed to the migration as the ability to work from home has allowed people to move to cheaper cities
  - U-Haul one-way rates *out* of CA are multiples of rates *into* California, highlighting the spike in moves
  - COVID could accelerate past and projected migration patterns towards warmer and cheaper states[1]

Sources: US Census Bureau, Wirepoints.org, United Van Lines, 2019 National Movers Study
1. Bloomberg: "New Yorkers Flee to Florida and Texas as Mobility Surges"

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• Residents in historically expensive states in the northeast and on the west coast are feeling an outsized impact of the SALT deduction limitation • Significant discretionary income delta in “warmer and cheaper” cities New York, NY Miami, FL Las Vegas, NV Dallas, TX Income $250,000 $250,000 $250,000 $250,000 Tax Burden $94,169 $70,121 $70,121 $70,121 Housing Costs $59,281 $43,238 $40,168 $37,087 Food Costs $15,879 $13,439 $14,337 $12,769 Discretionary Income $80,221 $123,202 $125,374 $130,023 Discretionary Income Delta $42,981 $45,153 $49,802 Source: Smart Asset 2020 Cost of Living Calculator © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 24

Source: Wirepoints, “Florida gained $95 billion in gross income over 8 years because of domestic migration” © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 25

Source: Synergos Technologies © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 26

• 74% of retail ABR is from centers with a grocer component • Strong 3-mile demographics: • 77% of ABR is from South and West United States - Population 76,000 • Average asset size is 140k square feet - Average Household Income: $97,100 - Est. Ann. 5-year Population Growth: 1.7% Larger center with general merchandise or convenience-oriented offerings, often with a grocery component Trade area: 3-5 miles Convenience-oriented center often anchored by a grocery Trade area: 1-3 miles Category-dominant anchors, including discount, off-price, and wholesale clubs with limited small shop tenants Trade area: 5-10 miles 1. Per Green Street Advisors. 2. Based on ABR. Remaining 6% of portfolio are Lifestyle Centers or other assets. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 28

© 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 29

Professional Service, 1% Office / Communication, 6% Other Non-Essential, 2% Grocery / Theatres, 2% Pet Stores, 4% Drug, 12% Sporting Goods, 3% Fitness, 4% Medical, 3% Hardware / Auto, 2% Banks, 2% Personal Other Essential, 1% Service, 9% Quick Service Restaurants, Discount 10% Retailers, 14% Soft Goods, Full Service 17% Restaurants, 8% % of ABR As of 9/30/2020 © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 30

National: 75% Regional: 22% Local: 3% National: 52% Regional: 9% Local: 39% National Tenants: Nationwide presence Regional Tenants: Regional brands % of ABR Local Tenants: Local brands As of 9/30/2020 © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 31

1 Publix Supermarkets, Inc. NR 11 2.5% 2 The TJX Companies, Inc. A 16 2.2% 3 PetSmart, Inc. B- 14 1.9% 4 Bed Bath & Beyond, Inc. B+ 16 1.9% 5 Ross Stores, Inc. BBB+ 13 1.9% 6 Dick’s Sporting Goods, Inc. NR 7 1.7% 7 Nordstrom Rack BB+ 6 1.7% 8 Michaels Stores, Inc. B 12 1.5% 9 National Amusements B- 1 1.4% 10 The Gap BB- 12 1.3% TOTALS 108 18.0% 1. Credit rating from S&P as of October 16, 2020. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 32

• KRG has a strong ESG platform and is taking necessary steps to show investors – Created an ESG Task Force – Publicly disclosed KRG’s ESG policy – Published an ESG brochure highlighting key stats and initiatives for each category – Filed inaugural GRESB report • COVID-19 ESG Response and 2020 Initiatives – Enabled work-from-home capabilities across the organization and focused on bringing employees back to the office at their own pace to ensure health and safety – Issued 27 loans for $2.2 million in the KRG Small Business Lending Program for our tenants – Discussed local and federal aid packages with Congressman and Senators to ensure at-risk tenants have the necessary needs to survive this crisis – For every new lease signed in 2020, KRG partnered with One Tree Planted to plant 100 trees. KRG will also donate a tree to the local community of the center where each new lease is signed © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 33

Forward-Looking Statements This supplemental information package, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences, on the financial condition, result of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their obligations, and therefore will significantly impact the Company for the foreseeable future. The extent to which the COVID-19 pandemic impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measure, and possible short-term and long-term effects of the pandemic on consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: • National and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; • Financing risks, including the availability of, and costs associated with, sources of liquidity; • Our ability to refinance, or extend the maturity dates of, our indebtedness; • The level and volatility of interest rates; • the financial stability of tenants, including their ability to pay rent and the risk of tenant insolvency and bankruptcy; • the competitive environment in which the Company operates; • acquisition, disposition, development and joint venture risks; • property ownership and management risks; • our ability to maintain our status as a real estate investment trust for U.S. federal income tax purposes; • potential environmental and other liabilities; • impairment in the value of real estate property the Company owns; • the actual and perceived impact of e-commerce on the value of shopping center assets; • risks related to the geographical concentration of our properties in Florida, Indiana, Texas, Nevada and North Carolina; • Civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires that may result in underinsured or uninsured losses; • Changes in laws and government regulations; • Governmental orders affecting the use of our properties or the ability of our tenants to operate; • Possible short-term or long-term changes in consumer behavior due to COVID-10 and the fear of future pandemics; • Insurance costs and coverage; • Risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; • Other factors affecting the real estate industry generally; and • Other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 34

NET OPERATING INCOME AND SAME PROPERTY NET OPERATING INCOME The Company uses property net operating income (“NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any. The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable in exchange for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the following: the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs. When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended September 30, 2020, the Company excluded three redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 35

EBITDA The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity. Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results. FUNDS FROM OPERATIONS Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. For informational purposes, we have also provided FFO adjusted for loss on debt extinguishment. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement. From time to time, the Company may report or provide guidance with respect to “NAREIT FFO as adjusted” which removes the impact of certain non-recurring and non- operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, the impact on earnings from executive separation, and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO. © 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 36

APPENDIX: RECONCILIATION OF SAME-PROPERTY NOI TO NET INCOME

KITE

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2020 and 2019
(Unaudited)

($ in thousands)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	% Change	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	% Change
Number of properties for the quarter[1]	82	82				
Leased percentage at period end	93.3%	96.5%		93.3%	96.5%	
Economic Occupancy percentage[2]	92.0%	93.0%		92.7%	92.5%	
Minimum rent	$ 49,992	$ 50,502		$ 150,242	$ 149,952	
Tenant recoveries	14,778	15,043		44,991	44,730	
Bad debt	(3,077)	(604)		(9,232)	(1,598)	
Other income	137	354		427	934	
	61,830	65,295		186,428	194,018	
Property operating expenses	(8,589)	(8,740)		(25,155)	(25,530)	
Real estate taxes	(8,615)	(8,600)		(25,913)	(25,598)	
	(17,204)	(17,340)		(51,068)	(51,128)	
Same Property NOI	$ 44,626	$ 47,955	(6.9)%	$ 135,360	$ 142,890	(5.3)%
Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:						
Net operating income - same properties	$ 44,626	$ 47,955		$ 135,360	$ 142,890	
Net operating income - non-same activity[3]	749	6,307		5,924	33,335	
Other expense, net	(243)	(86)		(527)	(931)	
General, administrative and other	(6,482)	(6,709)		(19,986)	(20,523)	
Loss on debt extinguishment	—	(7,045)		—	(9,622)	
Impairment charges	—	(8,538)		—	(37,723)	
Depreciation and amortization expense	(33,953)	(31,985)		(96,830)	(101,333)	
Interest expense	(12,550)	(14,302)		(38,115)	(46,884)	
Gain (loss) on sales of operating properties	3,226	(5,714)		4,893	24,965	
Net loss (income) attributable to noncontrolling interests	40	382		(148)	10	
Net loss attributable to common shareholders	$ (4,587)	$ (19,735)		$ (9,429)	$ (15,816)	

1 Same Property NOI excludes (i) The Corner, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) Eddy Street Commons - Phases II and III developments, (iii) the recently acquired Nora Plaza, and (iv) office properties.

2 Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration duringthe period.

3 Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.

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© 2020 Kite Realty Group
Third Quarter 2020 Investor Presentation | 37

© 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 38

© 2020 Kite Realty Group Third Quarter 2020 Investor Presentation | 39